EXHIBIT 99.1
Tronox Incorporated Reports Preliminary
2007 Third-Quarter Earnings
     Oklahoma City, Oct. 31, 2007 — Tronox Incorporated (NYSE: TRX, TRX.B) today reported preliminary results for the fiscal third quarter ended Sept. 30, 2007.
Highlights
•	Adjusted EBITDA grew in the 2007 third quarter to $39.4 million versus $34.7 million in the 2007 second quarter.

•	Pigment operating profit in the third quarter of 2007 increased to $8.5 million compared to $3.7 million in the 2007 second quarter.

•	Tronox continues to exceed its Project Cornerstone targets to reduce cash costs and working capital. The company is increasing its cash cost reductions target by $8 million related to its Uerdingen, Germany, facility, bringing the total target to $93 million.

•	The company entered into a receivables securitization program in the third quarter that contributed to total debt reduction of $32.2 million during the quarter and will lower financing costs going forward. Tronox used an additional $20 million from the securitization proceeds to further reduce its term loan in October.

•	Tronox introduced a new titanium dioxide product for plastics applications: TRONOX® 8400 polyolefin masterbatch grade. This next-generation, high-performance grade provides bright, white color in end applications and improved processing properties for masterbatch manufacturers.
     “Although this has been a challenging year for the TiO2 industry, with downward pricing pressure and increasing energy, input and transportation costs, we continue to improve in the areas we can control,” said Tom Adams, Tronox chairman and chief executive officer. “Third-quarter costs were down versus the second quarter in spite of higher input costs, and cash flows from operating activities remained positive. This is a result of our continued success with Project Cornerstone.
     “As we continue our efforts to improve the bottom line, we also are working to address the top line by increasing prices. Improved pricing is critical, as our industry cannot continue to absorb higher input costs,” said Adams. “As such, Tronox announced TiO2 price increases for all regions during the past two quarters, and, in the fourth quarter, we are beginning to see traction on previously announced increases.”
Outlook
     “We are seeing positive directional trends in the TiO2 market and maintain a positive long-term outlook for the industry,” Adams said.
     Tronox projects global pigment demand growth will be in excess of 3.2% in 2007 and approximately 3% in 2008. The company expects the Asia-Pacific and European markets to remain strong in the fourth quarter, continuing to offset the weak housing market in North America.
     “Looking ahead, our success will be based on our ability to continue to reduce costs through Project Cornerstone and achieve global pigment price increases, while continuing to provide our customers with high-quality products and service,” Adams said. “The development and commercialization of our new pigment grade, 8400, is another example of our continued commitment to providing innovative products that meet the stringent requirements of our customers and markets.”
Results of Operations
     Tronox reported a loss from continuing operations for the 2007 third quarter of $18.7 million ($0.46 per diluted common share), compared with a loss from continuing operations in the 2006 third quarter of $0.7 million ($0.02 per diluted common share). Compared to the prior year, the third quarter of 2007 was negatively impacted by a $9.6 million restructuring charge, lower sales prices, increased costs and a $7.0 million tax valuation allowance related to our European restructuring. The $9.6 million restructuring charge was primarily related to severance and special termination benefits resulting from the work force reduction announced in August.

     Tronox reported a net loss for the 2007 third quarter of $19.1 million ($0.47 per share), compared with a net loss of $14.0 million ($0.35 per share) for the 2006 third quarter. Net sales for the 2007 third quarter were $363.1 million, compared with $378.6 million in the prior-year period. The decrease was due to lower pigment sales prices and volumes, which continued to be impacted by market conditions in North America, partially offset by the euro exchange rate.

	Three Months		Nine Months
(Millions of dollars, except	Ended Sept. 30,		Ended Sept. 30,
per-share amounts)	2007	2006	2007	2006
Income (Loss) from Continuing Operations	$(18.7)	$(0.7)	$(47.7)	$17.2
Loss from Discontinued Operations	(0.4)	(13.3)	(2.0)	(25.0)

Net Loss	$(19.1)	$(14.0)	$(49.7)	$(7.8)

Diluted Earnings Per Share
Income (Loss) from Continuing Operations	$(0.46)	$(0.02)	$(1.17)	$0.42
Loss from Discontinued Operations	(0.01)	(0.33)	(0.05)	(0.61)

Net Loss	$(0.47)	$(0.35)	$(1.22)	$(0.19)

Adjusted EBITDA (1)	$39.4	$44.9	$113.2	$148.0

(1)	Adjusted EBITDA, which is used by management to measure performance, is a non-GAAP financial measure. Management believes that Adjusted EBITDA is useful to investors because it is used in the company’s debt instruments to determine compliance with financial covenants. It is included as a supplemental measure of the company’s operating performance because it eliminates items that have less bearing on operating performance and highlights trends in the core business that may not otherwise be apparent when relying solely on GAAP financial measures. In addition, Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to measures of the company’s financial performance as determined in accordance with GAAP, such as net income (loss). Because other companies may calculate Adjusted EBITDA differently, this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. A detailed reconciliation to the comparable GAAP financial measures can be found on page 10 of this news release and also can be found in the Investor Relations section of the company’s website at http://www.tronox.com/ir/ir_GAAP.htm.

Titanium Dioxide Pigment Results
     Pigment sales for the 2007 third quarter were $335.6 million, compared with $351.4 million in the prior-year period. The decrease was a result of lower sales prices and volumes primarily due to lower demand in North America partially offset by the effects of foreign exchange.
     Third-quarter 2007 pigment production volumes, including 100% of the Tiwest Joint Venture, were 155,200 tonnes, compared with 149,200 tonnes in the third quarter of 2006.
     Pigment operating profit for the 2007 third quarter was $8.5 million, compared with $15.6 million in the 2006 third quarter. The decrease was primarily due to lower sales prices, the restructuring charge, increased costs and the effects of foreign exchange, partially offset by decreased selling, general and administrative costs.
Electrolytic and Other Chemical Products Results
     Electrolytic and other chemical products sales for the 2007 third quarter were $27.5 million, compared with $27.2 million in the 2006 period.
     Electrolytic and other chemical products had an operating profit of $0.2 million in the 2007 third quarter, compared with an operating profit of $1.7 million in the third quarter of 2006. The decrease in operating profit was primarily a result of increased costs and the restructuring charge.
Corporate and Nonoperating Sites
     Corporate and nonoperating sites recorded an operating loss of $14.5 million for the 2007 third quarter, compared with an operating loss of $3.3 million in the 2006 period. The increased loss was due primarily to the restructuring charge.
Debt and Cash Balances
     During the third quarter of 2007, Tronox continued to reduce its working capital and generated cash flows from operating activities of $82.3 million, including proceeds of $62 million that resulted from its three-year receivables securitization program. Approximately 50% of the net proceeds were used to reduce the term loan by $30 million at the end of

September, and in October, Tronox used an additional $20 million from the securitization proceeds to further reduce its term loan. The remaining proceeds will be used for general and corporate purposes and potential debt reductions in the future.
     Tronox reduced its total debt by $32.2 million during the third quarter, primarily as a result of entering into the securitization program. At Sept. 30, 2007, the company had cash and cash equivalents of $64.9 million and no borrowings outstanding under its $250 million revolving credit facility resulting in net debt outstanding of $440.4 million.
Conference Call
     Tronox will hold a conference call today at 10 a.m. EDT to discuss its third-quarter 2007 financial and operating results and expectations for the future. The slide presentation for the conference call is available at http://www.tronox.com/ir/events/index.htm. Interested parties may listen to the call via Tronox’s website at www.tronox.com or by calling 1-800-901-5259 in the United States or 617-786-4514 outside the United States. The code for both dial-in numbers will be 58084647. A replay of the call will be available for seven days at 1-888-286-8010 in the United States or 617-801-6888 outside the United States. The code for the replay will be 16005568. The webcast will be archived for 30 days on the company’s website.
About Tronox
     Headquartered in Oklahoma City, Tronox is the world’s third-largest producer and marketer of titanium dioxide pigment, with an annual production capacity of 642,000 tonnes. Titanium dioxide pigment is an inorganic white pigment used in paint, coatings, plastics, paper and many other everyday products. The company’s five pigment plants, which are located in the United States, Australia, Germany and the Netherlands, supply high-performance products to approximately 1,100 customers in 100 countries. In addition, Tronox produces electrolytic products, including sodium chlorate, electrolytic manganese dioxide, boron trichloride, elemental boron and lithium manganese oxide. For information on Tronox, visit www.tronox.com.
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Forward-Looking Statements: Some information in this news release regarding the company’s or management’s intentions, beliefs or expectations, or that otherwise speak to future events, are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include those statements preceded by, followed by or that otherwise include the words “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “budget,” “goal,” “plans,” “objective,” “outlook,” “should,” or similar words. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the market value of Tronox’s products, demand for consumer products for which Tronox’s businesses supply raw materials, the financial resources of competitors, changes in laws and regulations, the ability to respond to challenges in international markets, including changes in currency exchange rates, political or economic conditions in areas where Tronox operates, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors Section of Tronox’s Annual Report on Form 10-K and Form 10-Q, as filed with the U.S. Securities and Exchange Commission (SEC), and other SEC filings. Actual results and developments may differ materially from those expressed or implied in this news release. The company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. Investors are urged to consider closely the disclosures and risk factors in Tronox’s Annual Report on Form 10-K available on Tronox’s website, www.tronox.com. This also can be obtained from the SEC by calling 1-800-SEC-0330.

Media Contact:	Debbie Schramm
Direct: 405-775-5177
Cell: 405-830-6937
debbie.schramm@tronox.com

Investor Contact:	Robert Gibney
Direct: 405-775-5105
robert.gibney@tronox.com
07-29

TRONOX INCORPORATED AND SUBSIDIARY COMPANIES
Preliminary and Unaudited

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
(Millions of dollars, except per-share amounts)	2007	2006	2007	2006
Consolidated Statement of Operations
Net sales	$363.1	$378.6	$1,068.7	$1,093.3
Cost of sales	332.0	334.6	970.4	953.3

Gross margin	31.1	44.0	98.3	140.0

Selling, general and administrative expenses	27.3	30.0	92.3	96.0
Restructuring charges	9.6	—	9.6	—
Provision for environmental remediation and restoration, net of reimbursements	1.3	0.1	3.0	(20.4)

	(7.1)	13.9	(6.6)	64.4
Interest and debt expense	(12.8)	(12.6)	(37.5)	(36.9)
Other income, net	1.7	0.8	4.1	10.5

Income (loss) from continuing operations before income taxes	(18.2)	2.1	(40.0)	38.0
Income tax provision	(0.5)	(2.8)	(7.7)	(20.8)

Income (loss) from continuing operations	(18.7)	(0.7)	(47.7)	17.2
Loss from discontinued operations, net of taxes	(0.4)	(13.3)	(2.0)	(25.0)

Net loss	$(19.1)	$(14.0)	$(49.7)	$(7.8)

Income (loss) per common share
Basic -
Continuing operations	$(0.46)	$(0.02)	$(1.17)	$0.43
Discontinued operations	(0.01)	(0.33)	(0.05)	(0.62)

Net loss	$(0.47)	$(0.35)	$(1.22)	$(0.19)

Diluted -
Continuing operations	$(0.46)	$(0.02)	$(1.17)	$0.42
Discontinued operations	(0.01)	(0.33)	(0.05)	(0.61)

Net loss	$(0.47)	$(0.35)	$(1.22)	$(0.19)

Weighted average shares outstanding (thousands)
Basic	40,728	40,374	40,679	40,373
Diluted	40,728	40,374	40,679	40,886

TRONOX INCORPORATED AND SUBSIDIARY COMPANIES
Preliminary and Unaudited

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
(Millions of dollars)	2007	2006	2007	2006
Segment Information
Net sales
Pigment	$335.6	$351.4	$991.2	$1,015.0
Electrolytic and other chemical products	27.5	27.2	77.5	78.3

Total	$363.1	$378.6	$1,068.7	$1,093.3

Operating profit (loss)
Pigment	$8.5	$15.6	$19.5	$51.5
Electrolytic and other chemical products	0.2	1.7	(1.4)	24.8

	8.7	17.3	18.1	76.3

Corporate and nonoperating sites	(14.5)	(3.3)	(23.4)	(11.8)
Provision for environmental remediation and restoration	(1.3)	(0.1)	(1.3)	(0.1)

Total operating profit (loss)	(7.1)	13.9	(6.6)	64.4

Interest and debt expense	(12.8)	(12.6)	(37.5)	(36.9)
Other income, net	1.7	0.8	4.1	10.5
Income tax provision	(0.5)	(2.8)	(7.7)	(20.8)
Loss from discontinued operations, net of taxes	(0.4)	(13.3)	(2.0)	(25.0)

Net loss	$(19.1)	$(14.0)	$(49.7)	$(7.8)

Other income, net
Net foreign currency transaction gain (loss)	$2.2	$(1.2)	$0.7	$6.9
Equity in net earnings (loss) of equity method investees	(0.1)	1.3	1.9	6.0
Interest income	0.4	0.5	1.7	1.8
Provision for litigation settlements	—	—	—	(3.7)
Loss on sale of accounts receivable	(0.7)	—	(0.7)	—
Other income (expense)	(0.1)	0.2	0.5	(0.5)

Total	$1.7	$0.8	$4.1	$10.5

TRONOX INCORPORATED AND SUBSIDIARY COMPANIES
Preliminary and Unaudited

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
(Volumes and capacity in thousands of tonnes)	2007	2006	2007	2006
Selected Information
Titanium Dioxide Operating Statistics
Production volumes
100% owned facilities	126.8	124.8	367.0	366.3
50% owned production — Tiwest joint venture	14.2	12.2	40.5	39.1

Total Tronox production	141.0	137.0	407.5	405.4
Product purchased from Tiwest joint venture partner	14.2	12.2	40.5	39.1

Total production available to be marketed by Tronox	155.2	149.2	448.0	444.5

Production capacity — period to date
100% owned facilities	134.1	129.6	397.9	384.4
50% owned production — Tiwest joint venture	13.8	13.9	41.1	41.2

Total Tronox production capacity	147.9	143.5	439.0	425.6
Production capacity of Tiwest joint venture partner	13.8	13.9	41.1	41.2

Production capacity available to be marketed by Tronox	161.7	157.4	480.1	466.8

Percentage change in average TiO2
selling price in U.S. dollars
Q3, 2007 vs. Q2, 2007	-1%

	At	At
	Sept. 30,	Dec. 31,
(Millions of dollars)	2007	2006
Selected Balance Sheet Information
Cash and cash equivalents	$64.9	$76.6
Current assets	736.1	794.1
Total assets	1,748.3	1,823.4
Current liabilities	408.7	411.9
Long-term debt	503.0	534.1
Stockholders’ equity	462.0	437.3

Shares outstanding at period-end (thousands)	41,442	41,244

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Selected Cash Flow Information
Net cash flows from operating activities	$82.3	$49.5	$96.4	$62.9
Depreciation and amortization	27.0	25.1	82.8	74.4
Capital expenditures (a)	17.7	18.0	51.5	61.3

(a)	The 2006 periods exclude $9.4 million of noncash expenditures for the acquisition of mining tenements in Australia.

TRONOX INCORPORATED AND SUBSIDIARY COMPANIES
Preliminary and Unaudited

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
(Millions of dollars)	2007	2006	2007	2006
Adjusted EBITDA
Net loss	$(19.1)	$(14.0)	$(49.7)	$(7.8)
Interest and debt expense	12.8	12.6	37.5	36.9
Interest income (a)	(0.4)	(0.5)	(1.7)	(1.8)
Income tax provision (benefit)	0.3	(5.0)	6.5	6.1
Depreciation and amortization expense	27.0	25.1	82.8	74.4

EBITDA	20.6	18.2	75.4	107.8

Loss from discontinued operations	0.6	21.1	3.2	39.7
Provision for environmental remediation and restoration, net of reimbursements	1.3	0.1	3.0	(20.4)
Extraordinary, unusual or non-recurring items (b)	9.7	—	9.7	—
Gain on sale of assets	(0.5)	(0.9)	(0.8)	(0.9)
Noncash charges constituting:
Loss on sales of accounts receivable	0.7	—	0.7	—
One-time fees, costs and expenses related to separation from Kerr-McGee	—	—	—	1.7
Write-downs of property, plant and equipment and other assets	4.0	1.0	4.3	1.3
Asset retirement obligations	(0.1)	—	(0.1)	—
Other items (c)	3.1	5.4	17.8	18.8

Adjusted EBITDA	$39.4	$44.9	$113.2	$148.0

(a)	Included as a component of other income, net in the company’s consolidated statement of operations.

(b)	Includes costs associated with a work force reduction program.

(c)	Includes noncash stock-based compensation, noncash pension and postretirement cost and accretion.
Adjusted EBITDA, which is used by management to measure performance, is a non-GAAP financial measure. Management believes that adjusted EBITDA is useful to investors because it is used in the company’s debt instruments to determine compliance with financial covenants. It is included as a supplemental measure of the company’s operating performance because it eliminates items that have less bearing on operating performance and highlights trends in the core business that may not otherwise be apparent when relying solely on GAAP financial measures. In addition, adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to measures of the company’s financial performance as determined in accordance with GAAP, such as net income (loss). Because other companies may calculate adjusted EBITDA differently, this presentation of adjusted EBITDA may not be comparable to other similarly titled measures of other companies.